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                                  [LETTERHEAD]


                                                                EXHIBIT 23.11


                           INDEPENDENT AUDITORS' CONSENT

                                      -----

We consent to the incorporation by reference in the Registration Statement of Isolyser Company, Inc. on Form S-4 of our report dated April 5, 1996 on the financial statements of the Venodyne Division of Advanced Instruments, Inc., as of February 24, 1996 and the eleven month period then ended, appearing in the Annual Report on Form 10KA of Microtek Medical, Inc. for the year ended November 30, 1995 and incorporated by reference herein. We also consent to the reference to us under the heading "Experts" in the joint proxy statement/prospectus.



/s/ WOLF & COMPANY, P.C.
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WOLF & COMPANY, P.C.


Boston, Massachusetts
July 11, 1996